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                                                                       EXHIBIT 5

                            Opinion and Consent of
                               Carlton J. Eibl,
                    President and Chief Operating Officer of Mycogen Corporation
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February 9, 1996


Mycogen Corporation
5501 Oberlin Drive
San Diego, CA   92121

Ladies and Gentlemen:

     I have acted as counsel to Mycogen Corporation, a California corporation, (the "Company") with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for
(i) an aggregate additional 150,000 shares of Common Stock, $.001 par value, reserved for issuance under the Company's Restricted Stock Issuance Plan; and
(ii) an aggregate of 1,000,000 shares of Common Stock, $.001 par value reserved for issuance under the Company's 1992 Stock Option Plan, collectively (the "Registered Shares").

     In connection with this opinion, I have examined, issued and relied upon the Registration Statement No. 33-40349 and related prospectus filed by the Company with the Commission on May 3, 1991, the Registration Statement No. 33-5508 and related prospectus filed by the Company with the Commission on December 9, 1992, the Company's Articles of Incorporation and Bylaws, as amended, and the originals or copies certified to my satisfaction, of such records, documents, certificates, memoranda, and other instruments as in my judgment is necessary or appropriate to enable me to render the opinion expressed below.

     On the basis of the foregoing, and in reliance thereon, I am of the opinion that the Registered Shares, when sold and issued in accordance with the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.

     I consent to the filing of this opinion as Exhibit 5 to this Registration Statement.

                                           Very truly yours,


                                           /s/ Carlton J. Eibl

                                           Carlton J. Eibl
                                           President and Chief Operating Officer